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Exhibit 23.1

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 23, 2001 included in this Form 10-K and our report dated January 26, 2000 included in the Company's December 31, 1999 Form 10-K, into the Company's previously filed Form S-8 Registration Statement.


                                             Arthur Andersen LLP



Cleveland, Ohio,
March 30, 2001.